Exhibit 2.1

Execution Version

STOCK PURCHASE AGREEMENT

by and among

HALCÓN RESOURCES CORPORATION

and

THE INVESTORS NAMED ON SCHEDULE A HERETO

Dated as of January 24, 2017

i

Table of Contents

(continued)

ii

Table of Contents

(continued)

iii

Schedule A	List of Investors and Commitment Amounts
Schedule 3.01	Subsidiaries of the Company

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Opinion of Mayer Brown LLP
Exhibit C	Form of Lock-Up Letter
Exhibit D	Form of Certificate of Designation

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of January 24, 2017 (this “Agreement”), is by and among HALCÓN RESOURCES CORPORATION, a Delaware Corporation (the “Company”), and each of the purchasers listed on Schedule A hereto (each an “Investor” and collectively, the “Investors”).

WHEREAS, to fund a portion of the purchase price for the Acquisition (as defined below), the Company desires to sell to the Investors, and the Investor desires to purchase from the Company, 8% Automatically Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock” and together with the Common Stock (herein defined) into which the Preferred Stock is convertible, the “Shares”), which shall have the rights, preferences and privileges set forth in the form of Certificate of Designation, Preferences, Rights and Limitations attached hereto as Exhibit D (the “Certificate of Designation”) in accordance with the provisions of this Agreement; and

WHEREAS, at the Closing (as defined below), the Company and the Investor will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Company will provide the Investors with certain registration rights with respect to the Shares (as defined below) acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Investors, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acquired Assets” means certain oil and gas assets of the Acquisition Agreement Counterparty as further described in the Acquisition Agreement.

“Acquisition” means the acquisition by the Company of all of Acquired Assets pursuant to the terms and conditions of the Acquisition Agreement.

“Acquisition Agreement” means the Purchase and Sale Agreement between Halcón Acquisition Co. and the Acquisition Agreement Counterparty, dated as of January 18, 2017.

“Acquisition Agreement Counterparty” means Samson Exploration, LLC.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Purchase Price” means the product of (i) Purchase Price multiplied by (ii) the aggregate number of shares of Preferred Stock.

“Agreement” has the meaning set forth in the introductory paragraph.

“Anti-Money Laundering Laws” has the meaning specified in Section 3.8(a).

“Business Day” means a day other than (a) a Saturday or Sunday or (b) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Certificate of Designation” has the meaning set forth in the recitals hereto.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” has the meaning set forth in the introductory paragraph.

“Company SEC Documents” has the meaning specified in Section 3.11.

“Conversion Consent” has the meaning specified in Section 3.5(b).

“Equity Interests” has the meaning specified in Section 3.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s property is located or that exercises valid jurisdiction over any such Person or such Person’s property, and any  court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective properties.

“Halcón Acquisition Co” means Halcón Energy Properties, Inc., a wholly-owned subsidiary of the Company and the buyer under the Acquisition Agreement.

“HSR Act” has the meaning specified in Section 2.3(c).

“Indemnified Parties” has the meaning specified in Section 6.1.

“Indemnifying Party” has the meaning specified in Section 6.2.

“Investor” has the meaning set forth in the introductory paragraph.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Losses” has the meaning specified in Section 6.1.

“Material Adverse Effect” has the meaning specified in Section 3.1.

“NYSE” means The New York Stock Exchange, Inc.

“Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Certificate of Designation and any amendments, supplements, continuations or modifications thereto.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Placement Agents” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.

“Preferred Stock” has the meaning set forth in the recitals hereto.

“Press Release” has the meaning specified in Section 5.7.

“Purchase Price” has the meaning specified in Section 2.1(b).

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Representatives” of any Person means the Affiliates of such Person and the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person and its Affiliates.

“Sanctions” has the meaning specified in Section 3.8(b).

“Sanctioned Country” has the meaning specified in Section 3.8(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Shares” shall mean, with respect to each Investor, the number of shares of Preferred Stock, together with the Common Stock into which the preferred stock are convertible, set forth opposite such Investor’s name on Schedule A hereto.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” has the meaning set forth in Section 3.1.

“Walled Off Person” has the meaning set forth in Section 4.10.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1            Sale and Purchase.

(a)           On the Closing Date, subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Investor and each Investor, severally and not jointly, hereby agrees to purchase from the Company, the Shares, and each Investor agrees, severally and not jointly, to pay the Company the Purchase Price for the Shares as set forth in paragraph (b) below. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and the failure or waiver of performance under this Agreement by any Investor does not excuse performance by any other Investor or by the Company with respect to the other Investors.  It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

(b)           The amount per share of Preferred Stock each Investor will pay to the Company to purchase the Shares (the “Purchase Price”) hereunder shall be $72,500.00 per share.

Section 2.2            Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Shares hereunder (the “Closing”) shall take place at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas, 77005, or such other location as mutually agreed by the parties, and upon the later to occur of (a) the first Business Day following the satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5 (other than those conditions that are by their terms to be satisfied at the Closing) and (b) the closing of the Acquisition; provided, however, that if such later event is the closing of the Acquisition, then the Closing shall occur substantially concurrently therewith (the date of such closing, the “Closing Date”). The parties agree that the Closing may occur via delivery of facsimiles or photocopies of the Operative Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.

Section 2.3            Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           No Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(b)           There shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

(c)           All necessary filings and notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have been made, including the filing of any required additional information or documents, and the waiting period referred to in the HSR Act applicable to the transactions contemplated herein shall have expired or been terminated; and

(d)           The closing of the Acquisition shall have occurred, or shall occur substantially concurrently with the Closing.

Section 2.4            Each Investor’s Conditions. The obligation of each Investor to consummate the purchase of its Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Investor on behalf of itself in writing with respect to its Shares, in whole or in part, to the extent permitted by applicable Law):

(a)           The Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b)           (i) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date, (ii) the representations and warranties of the Company set forth in Section 3.2(b) shall be true and correct (except for grants or awards under the Company’s 2016 Long-Term Incentive Plan or otherwise any de minimis inaccuracies therein) when made and as of the Closing Date and (iii) all other representations and warranties of the Company shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(c)           The Acquisition Agreement shall not have been amended or modified in any material respect, none of the Company’s material rights under the Acquisition Agreement shall have been waived and no material condition to the closing of the Acquisition Agreement shall have been waived by the Company or Halcón Acquisition Co. (it being understood and agreed that any (i) change in the consideration payable shall be deemed to be material and adverse to the interests of an Investor (other than with respect to the operation of the provisions of Section 9.4 of the Acquisition Agreement or a reduction of the purchase price of less than 10% of the total consideration or an increase in the purchase price pursuant to the purchase price adjustment mechanism set forth in the Acquisition Agreement) and shall require the prior consent of each Investor (which consent shall not be unreasonably withheld) or (ii) waiver of any condition to closing that no “Material Adverse Change” (or any similar definition) has occurred involving the Acquired Assets shall be deemed to be material and shall require the prior consent of each Investor;

(d)           Since the date of this Agreement, no event has occurred or condition or circumstance exists which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

(e)           The NYSE shall have authorized, upon official notice of issuance, the listing of the Common Stock issuable upon conversion of the Preferred Stock;

(f)            No notice of delisting from the NYSE shall have been received by the Company with respect to the Common Stock;

(g)           The Common Stock shall not have been suspended by the Commission or the NYSE from trading on the NYSE;

(h)           The Company shall have delivered, or caused to be delivered, to each Investor at the Closing, the Company’s closing deliveries described in Section 2.6;

(i)            The Certificate of Designation shall have been filed and accepted for filing with the Secretary of State of the Delaware;

(j)            The Company shall have executed and delivered the Registration Rights Agreement; and

(k)           The Company shall have delivered to the Investors an irrevocable stockholder written consent duly executed by the holders of a majority of the total outstanding shares of Common Stock approving the conversion of Preferred Stock into Common Stock and the issuance of the Common Stock issuable upon conversion of the Preferred Stock.

Section 2.5            Company’s Conditions. The obligation of the Company to consummate the issuance and  sale of the Shares to an Investor shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Investor (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           The representations and warranties of such Investor contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of such Investor shall be true and correct in all material respects as of the Closing Date (except that representations of such Investor made as of a specific date shall be required to be true and correct as of such date only); and

(b)           Such Investor shall have delivered, or caused to be delivered, to the Company at the Closing the Investor’s closing deliveries described in Section 2.7.  By acceptance of the Shares by an Investor, such Investor shall be deemed to have represented to the Company that it has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of such Investor contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and all other representations and warranties of such Investor are true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only).

Section 2.6            Company Deliveries. At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to each Investor:

(a)           The Shares, which shall be delivered to each Investor in book-entry form and registered in the name of such Investor with the transfer agent of the Company. The Shares shall bear the legend or restricted notation set forth in Section 4.7 and shall be free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws;

(b)           A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, to the effect that the Company is in good standing;

(c)           A cross-receipt executed by the Company certifying that it has received the Aggregate Purchase Price from the Investors as of the Closing Date with respect to the Shares issued and sold to the Investors;

(d)           The Registration Rights Agreement in the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Company;

(e)           An opinion addressed to the Investors from Mayer Brown LLP, legal counsel to the Company, dated as of the Closing, in the form and substance attached hereto as Exhibit B;

(f)            A certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, stating that:

(i)            The Company has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(ii)           The representations and warranties of the Company contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of the Company are, individually and in the aggregate, true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and

(iii)          Such officer is not aware of any information that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Acquisition; and

(g)           A certificate of the Secretary or an Assistant Secretary of the Company, certifying as to (1) the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto, (2) the Amended and Restated Bylaws of the Company, as amended, as in effect on the Closing Date, (3) board resolutions authorizing the execution and delivery of the Operative Documents and the Acquisition Agreement and the consummation of the transactions contemplated thereby, including the issuance of the Shares and (4) its incumbent officers authorized to execute the Operative Documents and the Acquisition Agreement, setting forth the name and title and bearing the signatures of such officers; and

(h)           The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Placement Agents and Company and each of the officers and directors of the Company, related to sales and certain other dispositions of shares of Common Stock or certain other securities, shall be in full force and effect on the Closing Date.

Section 2.7            Investor Deliveries. At the Closing, subject to the terms and conditions hereof, each Investor will deliver, or cause to be delivered, to the Company:

(a)           Payment to the Company of the Purchase Price set forth opposite such Investor’s name under the column titled “Commitment Amount” on Schedule A hereto by wire transfer of immediately available funds to an account designated by the Company in writing at least two Business Days prior to the Closing Date; provided that such delivery shall be required only after delivery of the Shares as set forth in Section 2.6 (a); and

(b)           The Registration Rights Agreement in the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Investor.

Section 2.8            Independent Nature of Investor’s Obligations and Rights. The obligations of each Investor under any Operative Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Operative Document.  The failure or waiver of performance under any Operative Document by any Investor does not excuse performance by any other Investor or by the Company with respect to the other Investors.  It is expressly understood and agreed that each provision contained in the Operative Documents is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors. Nothing contained herein or in any other Operative Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act or otherwise with respect to such obligations or the transactions contemplated by the Operative Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor as follows:

Section 3.1            Existence. The Company has been duly incorporated, is validly existing and is in good standing under the laws of State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Company SEC Documents (as hereinafter defined); the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each subsidiary of the Company other than those subsidiaries which would not, individually or in the aggregate, constitute a “significant subsidiary” as defined in Item 1-02(w) of Regulation S-X (each such “significant subsidiary” a “Subsidiary”) is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite entity power and authority to own, lease and operate its properties except where the failure to qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other corporate entity that, individually or in the aggregate would constitute a Subsidiary, other than the subsidiaries listed on Schedule 3.1 hereto. On a consolidated basis, the Company and its subsidiaries conduct their business as described in the Company SEC Documents and each subsidiary is duly qualified as a foreign corporation, partnership, limited liability company, business trust or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.2            Shares; Capitalization.

(a)           The Company has the authorized capitalization as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, free of all liens, charges and encumbrances and not in violation of or subject to any preemptive or similar rights. Except as otherwise disclosed in the Company SEC Documents, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Company SEC Documents and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           As of the date hereof, (i) the Company has 92,991,183 shares of Common Stock issued and outstanding, (ii) the Company has no shares of Preferred Stock issued and outstanding and (iii) the Company has options, warrants or other rights to acquire an aggregate of 10,056,242 shares of Common Stock issued and outstanding. Except as set forth in this Section 3.2(b), there are no outstanding: (i) options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (“Equity Interests”); (ii) securities of the Company convertible into or exchangeable or exercisable for Equity Interests, voting debt or other voting securities of the Company; and (iii) options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company is a party or by which it is bound in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any voting debt or other voting securities of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

Section 3.3            No Conflict. The issue and sale of the Shares, the execution, delivery and performance by the Company and its subsidiaries of the Operative Documents, the application of the proceeds from the sale of the Shares, the consummation of the transactions contemplated hereby and thereby and the execution, delivery and performance of the Acquisition Agreement (assuming the satisfaction of all conditions to closing set forth therein), will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, or (c) result in any violation by the Company or any subsidiary of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (a) and (c), conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on ability of the Company or any of its subsidiaries to perform their obligations under this Agreement or any of the Operative Documents or the transactions contemplated by the Acquisition Agreement.

Section 3.4                                    No Default. Neither the Company nor any of its subsidiaries (a) is in violation of its charter or by-laws (or similar organizational documents), (b) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (c) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (b) and (c), to the extent any such conflict, breach, violation or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company or any of its subsidiaries to perform their obligations under this Agreement or any of the Operative Documents or the transactions contemplated by the Acquisition Agreement.

Section 3.5                                    Authority.

(a)                                 On the Closing Date, the Company will have all requisite corporate, partnership or limited liability company power and authority, as applicable, to issue, sell and deliver the Preferred Stock, in accordance with and upon the terms and conditions set forth in this Agreement. The Preferred Stock has been duly authorized and, upon issuance pursuant to the terms hereof, each share of Preferred Stock shall be validly issued, fully paid and non-assessable and outstanding, free of all liens, charges and encumbrances and will not have been issued in violation of or subject to any preemptive or similar rights. On the Closing Date, all corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Preferred Stock, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby shall have been validly taken. On the Closing Date, all corporate action required to be taken by the Company and Halcón Acquisition Co for the execution and delivery of the Acquisition Agreement and the consummation of the transactions contemplated thereby shall have been taken. Upon conversion of the Preferred Stock in accordance with its terms into Common Stock, the shares of Common Stock issued upon such conversion will be duly authorized and validly issued, fully paid non-assessable and outstanding, free of all liens, charges and encumbrances and will not have been issued in violation of or subject to any preemptive or similar rights. Except as contemplated by this Agreement, no approval from the holders of outstanding shares of Common Stock or any other Equity Interests is required in connection with the Company’s issuance and sale of the

Shares to any Investor or the consummation of the transactions contemplated pursuant to the Acquisition Agreement (other than as contemplated in the Acquisition Agreement).

(b)                                 An irrevocable stockholder written consent duly executed by the holders of a majority of the total votes cast by the holders of a majority of the total outstanding shares of Common Stock approving the conversion of Preferred Stock into Common Stock and the issuance of the Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Consent”) has been obtained.  The Conversion Consent is the only vote or action of the holders of any class or series of the capital stock of the Company necessary under applicable Law, the certificate of incorporation or bylaws of the Company or the Certificate of Designation to authorize and approve the conversion of Preferred Stock into Common Stock and the issuance of the Common Stock issuable upon conversion of the Preferred Stock.

Section 3.6                                    Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4.5, the issuance and sale of the Shares pursuant hereto are exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D (including  advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, or any Person acting on behalf of the Company in connection with the offer and sale of the Shares.

Section 3.7                                    Approvals. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company is required for the offering and sale of the Shares or the consummation by the Company of the other transactions contemplated by the Operative Documents, except for the filing of the registration statement by the Company with the Commission pursuant to the Securities Act, as required by the Registration Rights Agreement, and such consents, approvals, authorizations, orders, registrations, filings or qualifications which shall have been obtained or made on or prior to the Closing Date as described in this Agreement or as may be required by the securities or blue sky laws of the various states, the Securities Act and the securities laws of any jurisdiction outside the United States in which the Shares are offered.

Section 3.8                                    Compliance with Laws.

(a)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(b)                                 Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any directors, officers or employees of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not engaged in, are not now engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(c)                                  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with anti-bribery and anti-corruption laws to the extent such laws are applicable to the business, assets and operations of the Company and its subsidiaries.

Section 3.9                                    Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents. The Operative Documents have been duly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be the legally valid and binding obligations of the Company in accordance with the terms thereof, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.

Section 3.10                             Legal Proceedings. Except as described in the Company SEC Documents, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if determined adversely to the Company, or such subsidiary, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which would, individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated under the Operative Documents, the Acquisition Agreement or the performance by the Company or any of its subsidiaries of their obligations hereunder or thereunder; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 3.11                             Company SEC Documents. The Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 3.12                             Internal Controls. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company and each of its subsidiaries maintains internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.13                             No Material Adverse Effect. Except as described in the Company SEC Documents, since September 30, 2016, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.14                             Certain Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any Person that could give rise to a valid claim against the Investor for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

Section 3.15                             No Integration. Neither the Company or any of its subsidiaries nor any other Person acting on behalf of the Company or any of its subsidiaries has sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

Section 3.16                             Investment Company Status. Neither the Company nor any subsidiary of the Company is or, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

Section 3.17                             Acquisition Agreement. To the Company’s knowledge, the representations and warranties of the Acquisition Agreement Counterparty in the Acquisition Agreement are true and correct, except such as would, individually or in the aggregate, reasonably be expected to not have a material adverse effect on the financial condition, business, assets, properties or results of operations of the Company and the Company’s subsidiaries taken as a whole following the consummation of the transactions contemplated hereby.

Section 3.18                             Placement Agents’ Reliance. The Company acknowledges that the Placement Agents may each rely upon the representations and warranties made by the Company to each Investor in this Agreement.

Section 3.19                             NYSE Listing of Shares. As of the Closing Date, the Shares will be issued in compliance with all applicable rules of the NYSE.

Section 3.20                             No Side Agreements. There are no agreements by, among or between the Company or any of its Affiliates, on the one hand, and any Investor or any of its Affiliates, on the other hand, relating to or entered into in connection with the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor (or the fund(s) for which it serves as nominee), severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1                                    Existence. Such Investor is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted, except where the failure to have such power or authority would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 4.2                                    Authorization, Enforceability. Such Investor has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Investor of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of such Investor; and (assuming the due authorization, execution and delivery by the Company) this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligations of such Investor; and the Registration Rights Agreement is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3                                    No Conflict. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Investor and the consummation by such Investor of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Investor is a party or by which such Investor is bound or to which any of the property or assets of such Investor is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Investor, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Investor or the property or assets of such Investor, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Operative Documents.

Section 4.4                                    Certain Fees. No fees or commissions are or will be payable by such Investor to brokers, finders, or investment bankers with respect to the purchase of any of the Shares or the consummation of the transaction contemplated by this Agreement. Such Investor agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Investor in connection with the purchase of the Shares or the consummation of the transactions contemplated by this Agreement.

Section 4.5                                    Investment.

(a)                                 Such Investor is (i) an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act, or (ii) an Institutional Account as defined in Financial Industry Regulatory Authority, Inc. Rule 4512(c) and (iii) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including such Investor’s participation in the transaction contemplated hereby.  Such Investor has determined based on its own independent review and such professional advice as deemed appropriate that such Investor’s purchase of the Shares and participation in the transaction contemplated hereby (x) are fully consistent with such Investor’s financial needs, objectives and condition, (y) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, and (z) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares.  Such purchaser is able to bear the substantial risks associated with its purchase of the Shares, including loss of the entire investment therein.

(b)                                 Such Investor is acquiring it entire beneficial ownership interest in the Shares for the Investor’s own account or the account of its Affiliates or the accounts of clients for whom such Investor exercises discretionary investment authority (all of whom such Investor hereby represents and warrants are “accredited investors” as defined in Rule 501 promulgated under the Securities Act) and, except as otherwise set forth on the signature page hereto, not as a nominee or agent, and with no present intention of distributing the Shares or any part thereof, and such Investor has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States or any state, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Investor should in the future decide to dispose of any of the Shares, the Investor understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities Law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.6                                    Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may not be resold absent registration under the Securities Act or an exemption therefrom. In this connection, such Investor represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.7                                    Legend. Such Investor understands that the book-entry evidencing the Shares will bear the following legend:

(a)                                 “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Section 4.8                                    Company Information. Such Investor acknowledges and agrees that (i) the Company has provided or made available to such Investor (through EDGAR, the Company’s website or otherwise) all Company SEC Documents, as well as all press releases or investor presentations issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website, (ii) it had the opportunity to ask questions of and receive answers from the Company directly and (iii) it conducted and completed its own independent due diligence with respect to the purchase of the Shares. Based on the information as such Investor has deemed appropriate and without reliance upon the Placement Agents, it has independently made its own analysis and decision to enter into this Agreement and purchase the Shares.  Except for the representations, warranties and agreements of the Company expressly set forth in the Purchase Agreement, such Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice you deem appropriate) with respect to the purchase of the Shares, the Common Stock and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including all business, legal, regulatory, accounting, credit and tax matters.

Section 4.9                                    Placement Agents’ Reliance. Such Investor agrees that the Placement Agents may rely upon the representations and warranties made by such Investor to the Company in this Agreement.  Such Investor further acknowledges and agrees that the Placement Agents have not offered to sell, or solicited an offer to buy, any of the Shares, which such Investor proposes to acquire from the Company. In addition, such Investor acknowledges that the (a) Placement Agents are acting solely as, severally and not jointly, placement agents in connection with the purchase of the Shares and are not acting as an underwriter or in any other capacity and is not and shall not be construed as fiduciaries for such Investor, the Company or any other person or entity in connection with the purchase of the Shares, (b) Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the purchase of the Shares, (c) Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the purchase of the Shares or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or purchase of the Shares, and (d) Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to you, or to any person claiming through such Investor, in respect of the purchase of the Shares.

Section 4.10                             Short Selling. Such Investor represents and covenants that it has not entered, and will not enter, into any Short Sales of shares of Common Stock owned by it from the time it first began discussions with the Company or any Placement Agent about the transactions contemplated by this Agreement until the first Business Day following the Press Release (as defined below); provided, however, subject to such Investor’s compliance with its obligations under the U.S. federal securities laws and its internal policies, the above shall not apply, in the case of an Investor that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading shares of such Investor; provided, further, that subject to such Investor’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (a) such Investor, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by such Investor’s legal or compliance department (and thus have not been privy to any information concerning this transaction) (a “Walled Off Person”) and (b) the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of such Investor that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of such Investor or receipt of confidential or other information regarding this transaction provided by such Investor to such entity.

Section 4.11                             Risk Factors. Such Investor understands and is aware that an investment in the Shares involves substantial risks, including the risks as set forth in the Company SEC Documents.

Section 4.12                             No Side Agreements. There are no other agreements by, among or between such Investor and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

ARTICLE

COVENANTS

Section 5.1                                    Taking of Necessary Action. Each of the parties hereto shall use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and each Investor shall use its reasonable best efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents. Notwithstanding anything herein to the contrary, the Company, in its sole discretion, for any reason or no reason, may elect not to consummate the Acquisition, and, in connection therewith, refuse to waive the mutual closing condition set forth in Section 2.3(d) of this Agreement and thereafter terminate this Agreement pursuant to Section 7.10(b)(iii) of this Agreement with no liability to any Investor left unsatisfied thereby and any failure to consummate the Acquisition shall not give rise to any liability on the part of the Company. As promptly as practicable following the Closing Date, the Company shall file with the Securities and Exchange Commission (the “SEC”) in preliminary form an Information Statement on Schedule 14C.  The Company shall use commercially reasonable efforts to promptly provide responses to the SEC with respect to all comments received on such Information Statement from the SEC, and the Company shall cause the definitive Information Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Information Statement.

Section 5.2                                    Other Actions. The Company shall file prior to the Closing a supplemental listing application with the NYSE to list the Common Stock issuable upon conversion of the Preferred Stock.

Section 5.3                                    Company Cooperation. The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by an Investor or its auditors relating to the actual holdings of such Investor or its accounts; provided, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable Law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company. The Company shall use its commercially reasonable efforts to cause its transfer agent to reasonably cooperate with each Investor to ensure that the Shares are validly and effectively issued to such Investor and that such Investor’s ownership of the Shares following the Closing is accurately reflected on the appropriate books and records of the Company’s transfer agent.

Section 5.4                                    Most Favored Nation.  The Company acknowledges and agrees that, during the 90-day period immediately following the date hereof and in connection with the offering of the Shares contemplated by this Agreement, if the Company enters into any new stock purchase agreements with any other stockholder of the Company on terms and conditions that are more favorable to such other stockholder in any respect than the terms and conditions contained in or contemplated by this Agreement, then the Company shall promptly advise the Investors of such fact (and the relevant terms and conditions) and, unless otherwise agreed by the Company and the Investors, this Agreement, without any further action of the Company or each Investor, shall be deemed automatically amended and modified to include such more favorable terms such that each Investor shall receive the benefit of such more favorable terms.

Section 5.5                                    Company Lock-Up. For a period of 60 days from the Closing Date, the Company will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by the Company at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Placement Agents; provided, however, that the Company may, without the prior approval of the Placement Agents, grant, award, issue, offer to issue or agree to issue Common Stock or securities convertible into Common Stock pursuant to employee and non-employee director compensation, incentive, benefit or purchase plans, agreements and arrangements in effect as of the date hereof or as subsequently adopted by the Company’s board of directors.

Section 5.6                                    Use of Proceeds. The Company shall use the collective proceeds from the sale of the Shares to partially fund the Acquisition.

Section 5.7                                    Acquisition Agreement. The Company shall not amend, modify, waive or supplement any provision of the Acquisition Agreement in any material respect without each Investor’s prior written consent.

Section 5.8                                    Advance Notice of Closing Date. If requested timely and in writing by an Investor, the Company shall provide not less than 10 calendar days’ advance written notice of the Closing Date. Notwithstanding Section 7.5, any such notice from the Company shall be provided to the address(es) included in the Investor’s written request for such notice.

Section 5.9                                    Non-Public Information. No later than one Business Day following the date hereof, the Company shall issue a press release (the “Press Release”) announcing the entry into this Agreement and the Acquisition Agreement and describing the material terms of the transactions contemplated by the Operative Documents and the Acquisition Agreement and any other material, nonpublic information that the Company may have provided any Investor at any time prior to the issuance of the Press Release.

ARTICLE VI

INDEMNIFICATION

Section 6.1                                    Indemnification by the Company. The Company agrees to indemnify each Investor and its Representatives (collectively, “Indemnified Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred (collectively, “Losses”) in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is asserted prior to the expiration of such representations or warranties (to the extent such representations or warranties are subject to expiration). No Indemnified Party shall be entitled to recover special, consequential (including lost profits) or punitive damages, provided that any losses recovered by a third party against Indemnified Parties as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein shall be included in such Indemnified

Party’s losses, regardless of the form of such third party’s losses and whether components of such awards relate to special, consequential or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Shares, which is specifically included in damages covered by Indemnified Parties’ indemnification above.

Section 6.2                                    Indemnification Procedure. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                    Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by such Investor, such action shall be in any Investor’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2                                    Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.6, 3.7, 3.9, 3.14, 3.16, 4.1, 4.2, 4.5, 4.6, 4.7, 4.8, 4.9 and 4.10 shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of 12 months following the Closing Date regardless of any investigation made by or on behalf of the Company or any Investor. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Shares and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Company pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.3                                    No Waiver; Modifications in Writing.

(a)                                 Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)                                 Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative

Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 7.4                                    Binding Effect; Assignment.

(a)                                 Binding Effect. This Agreement shall be binding upon the Company, the Investors, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)                                 Assignment of Rights. Each Investor may assign all or any portion of its rights and obligations under this Agreement without the consent of the Company to any Affiliate of such Investor.  Except as expressly permitted by this Section 7.4(b), such rights and obligations may not otherwise be transferred except with the prior written consent of the Company (which consent shall not be unreasonably withheld).  In each case, the assignee shall be deemed to be an Investor hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.

Section 7.5                                    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a)                                 If to any Investor, to the respective address listed on Schedule A to the Registration Rights Agreement;

(b)                                 If to the Company:

Halcón Resources Corporation

1000 Louisiana Street

Suite 6700

Houston, Texas 77002

Attention: General Counsel

Email: delkouri@halconresources.com

with a copy to:

Mayer Brown LLP

700 Louisiana St., Suite 3400

Suite 3300

Houston, Texas 77002

Attention: William Heller

Email: wheller@mayerbrown.com

or to such other address as the Company or such Investor may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.6                                    Removal of Legend.

(a)                                 The Company, at its sole cost, shall remove the legend described in Section 4.7 (or instruct its transfer agent to so remove such legend) from the book-entry account evidencing Shares issued and sold to each Investor pursuant to this Agreement if (A) such Shares are sold pursuant to an effective registration statement under the Securities Act, (B) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (C) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions.

(b)                                 In connection with a sale of the Shares by an Investor in reliance on Rule 144, the applicable Investor or its broker shall deliver to the transfer agent and the Company a broker customary representation letter providing to the transfer agent and the Company any information necessary to determine that the sale of the Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that the Investor is not an Affiliate of the Company and regarding the length of time the Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to direct its transfer agent to remove the legend referred to in Section 4.7 from the appropriate book-entry accounts maintained by the transfer agent, and the Company shall bear all costs associated therewith. After any Investor or its permitted assigns have held the Shares for such time as non-Affiliates are permitted to sell without volume limitations under Rule 144, if the book-entry account for such Shares still bears the restrictive legend referred to in Section 4.7, the Company agrees, upon request of the Investor or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.7 from the Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Investor or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including, without limitation, a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the notation of an appropriate restrictive legend) and regarding the length of time the Shares have been held.

Section 7.7                                    Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or any Investor or any

of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.8                                    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

Section 7.9                                    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.10                             Termination.

(a)                                 Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by any Investor (with respect to such Investor only), upon a breach in any material respect by the Company of any covenant or agreement set forth in this Agreement.

(b)                                 Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i)                                     if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii)                                  if, under the HSR Act or otherwise, the U.S. Federal Trade Commission or the U.S. Department of Justice shall have commenced or threatened to commence any proceeding to delay or enjoin or seek damages in connection with the transactions contemplated by this Agreement or the Acquisition Agreement;

(iii)                               upon the termination of the Acquisition Agreement; or

(iv)                              if the Closing shall not have occurred by June 1, 2017.

(c)                                  In the event of the termination of this Agreement as provided in this Section 7.10, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement and this Section 7.10; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.11                             Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Shares, and shall be appropriately adjusted for combinations, splits, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

HALCÓN RESOURCES CORPORATION

By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial
Officer and Treasurer

Signature Page to Stock Purchase Agreement

BLACKROCK FUNDS II, BLACKROCK HIGH YIELD BOND PORTFOLIO

By: BLACKROCK ADVISORS, LLC, its Investment Advisor

By:	/s/ David Delbos
Name: David Delbos
Title: Managing Director

MET INVESTORS SERIES TRUST — BLACKROCK HIGH YIELD PORTFOLIO

By: BLACKROCK FINANCIAL MANAGEMENT, INC., its Investment Advisor

By:	/s/ David Delbos
Name: David Delbos
Title: Managing Director

ADVANCED SERIES TRUST — AST BLACKROCK GLOBAL STRATEGIES PORTFOLIO

By: BLACKROCK FINANCIAL MANAGEMENT, INC., its Sub-Advisor

By:	/s/ David Delbos
Name: David Delbos
Title: Managing Director

BLACKROCK CORPORATE HIGH YIELD FUND, INC.

By: BLACKROCK ADVISORS, LLC., its Investment Advisor

By:	/s/ David Delbos
Name: David Delbos
Title: Managing Director

Signature Page to Stock Purchase Agreement

BGF GLOBAL HIGH YIELD BOND FUND

By: BLACKROCK FINANCIAL MANAGEMENT, INC., its Sub-Advisor

By:	/s/ David Delbos
Name: David Delbos
Title: Managing Director

BGF US DOLLAR HIGH YIELD BOND FUND

By: BLACKROCK FINANCIAL MANAGEMENT, INC., its Sub-Advisor

By:	/s/ David Delbos
Name: David Delbos
Title: Managing Director

Signature Page to Stock Purchase Agreement

BLACKROCK MULTI-STRATEGY MASTER FUND LIMITED

By: BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A., its Investment Manager

By:	/s/ Christopher Biasotti
Name: Christopher Biasotti
Title: Managing Director

BLACKROCK CREDIT ALPHA MASTER FUND L.P.

By: BLACKROCK FINANCIAL MANAGEMENT INC., in its capacity as investment advisor

By:	/s/ Christopher Biasotti
Name: Christopher Biasotti
Title: Managing Director

CA 534 OFFSHORE FUND, LTD

By: BLACKROCK FINANCIAL MANAGEMENT INC., in its capacity as investment advisor

By:	/s/ Christopher Biasotti
Name: Christopher Biasotti
Title: Managing Director

THE OBSIDIAN MASTER FUND

By: BLACKROCK FINANCIAL MANAGEMENT INC., its Investment Advisor

By:	/s/ Christopher Biasotti
Name: Christopher Biasotti
Title: Managing Director

Signature Page to Stock Purchase Agreement

BLACKROCK FUNDS II, BLACKROCK STRATEGIC INCOME OPPORTUNITIES PORTFOLIO

By: BLACKROCK ADVISORS, LLC, its Investment Advisor

By:	/s/ Bob Miller
Name: Bob Miller
Title: Managing Director

Signature Page to Stock Purchase Agreement

THIRD POINT LOAN LLC
as nominee for funds managed and/or advised by Third Point LLC

By: THIRD POINT LLC, its Attorney-in-Fact

By:	/s/ James P. Gallagher
Name: James P. Gallagher
Title: CAO

Signature Page to Stock Purchase Agreement

BOSTON PARTNERS on behalf of specified discretionary investment management clients attached

By:	/s/ William G. Butterly, III
Name: William G. Butterly III
Title: COO

Signature Page to Stock Purchase Agreement

TC FIVE LIMITED

By: TYRUS CAPITAL S.A.M., acting as its agent

By:	/s/ Mark Madden
Name: Mark Madden
Title: Director

Signature Page to Stock Purchase Agreement

TYRUS CAPITAL EVENT MASTER FUND LIMITED

By: Tyrus Capital S.A.M., acting as its agent

By:	/s/ Mark Madden
Name: Mark Madden
Title: Director

Signature Page to Stock Purchase Agreement

MSD CREDIT OPPORTUNITY MASTER FUND, L.P.

By:	/s/ Marcello Ligouri
Name: Marcello Ligouri
Title: Managing Director

Signature Page to Stock Purchase Agreement

O’CONNOR GLOBAL MULTI-STRATEGY ALPHA MASTER LIMITED

By: UBS O’Connor LLC, as investment advisor

By:	/s/ Andrew Hollenbeck / Nicholas Vagra
Name: Andrew Hollenbeck / Nicholas Vagra
Title: Manager, General Counsel/Manager, Chief Operating Officer

Signature Page to Stock Purchase Agreement

NINETEEN77 GLOBAL MULTI-STRATEGY ALPHA (LEVERED) MASTER LIMITED

By: UBS O’Connor LLC, as investment advisor

By:	/s/ Andrew Hollenbeck / Nicholas Vagra
Name: Andrew Hollenbeck / Nicholas Vagra
Title: Manager, General Counsel/Manager, Chief Operating Officer

Signature Page to Stock Purchase Agreement

O’CONNOR GLOBAL FUNDAMENTAL MARKET NEUTRAL LONG/SHORT MASTER LIMITED

By:	UBS O’Connor LLC, as investment advisor

By:	/s/ Andrew Hollenbeck / Nicholas Vagra
Name: Andrew Hollenbeck / Nicholas Vagra
Title: Manager, General Counsel/Manager, Chief Operating Officer

Signature Page to Stock Purchase Agreement

O’CONNOR GLOBAL FUNDAMENTAL MARKET NEUTRAL LONG/SHORT (LEVERED) MASTER LIMITED

By: UBS O’Connor LLC, as investment advisor

By:	/s/ Andrew Hollenbeck / Nicholas Vagra
Name: Andrew Hollenbeck / Nicholas Vagra
Title: Manager, General Counsel/Manager, Chief Operating Officer

Signature Page to Stock Purchase Agreement

ANCHORAGE CAPITAL MASTER OFFSHORE, LTD.

By: Anchorage Capital Group, LLC, its investment manager

By:	/s/ Daniel Allen
Name: Daniel Allen
Title: President

Signature Page to Stock Purchase Agreement

MTP ENERGY FUND LTD

By: MTP Energy Management LLC, its investment advisor
By: Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

Signature Page to Stock Purchase Agreement

ATLAS ENHANCED MASTER FUND, LTD.

By:	/s/ Scott Schroeder
Name: Scott Schroeder
Title: Authorized Signatory / Founding Partner

Signature Page to Stock Purchase Agreement

ATLAS MASTER FUND, LTD.

By:	/s/ Scott Schroeder
Name: Scott Schroeder
Title: Authorized Signatory / Founding Partner

Signature Page to Stock Purchase Agreement

AF IV ENERGY II A1, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

AF IV ENERGY II A2, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

AF IV ENERGY II A3, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

AF IV ENERGY II A4, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

AF IV ENERGY II A5, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

Signature Page to Stock Purchase Agreement

AF IV ENERGY II A6, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

AF IV ENERGY II A7, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

AV IV ENERGY II A8, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

AF IV ENERGY II A9, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

AF IV ENERGY II A10, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

Signature Page to Stock Purchase Agreement

AF IV ENERGY II A11, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

AF IV ENERGY II A12, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

AF IV ENERGY II B1, L.P.

By: Ares Management LLC, its Manager

By:	/s/ Naseem Sagati
Name: Naseem Sagati
Title: Authorized Signatory

SSF III HALCON AIV 1, L.P.

By: ASSF Operating Manager III, LLC, its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

SSF III HALCON AIV 2, L.P.

By: ASSF Operating Manager III, LLC, its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

Signature Page to Stock Purchase Agreement

SSF III HALCON AIV 3, L.P.

By: ASSF Operating Manager III, LLC, its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

SSF III HALCON AIV B1, L.P.

By: ASSF Operating Manager III, LLC, its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

SSF IV HALCON AIV 1, L.P.

By: ASSF Operating Manager IV, L.P., its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

SSF IV HALCON AIV 2, L.P.

By: ASSF Operating Manager IV, L.P., its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

Signature Page to Stock Purchase Agreement

SSF IV HALCON AIV 3, L.P.

By: ASSF Operating Manager IV, L.P., its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

SSF IV HALCON AIV 4, L.P.

By: ASSF Operating Manager IV, L.P., its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

SSF IV HALCON AIV 5, L.P.

By: ASSF Operating Manager IV, L.P., its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

SSF IV HALCON AIV 6, L.P.

By: ASSF Operating Manager IV, L.P., its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

Signature Page to Stock Purchase Agreement

SSF IV HALCON AIV 7, L.P.

By: ASSF Operating Manager IV, L.P., its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

SSF IV HALCON AIV B1, L.P.

By: ASSF Operating Manager IV, L.P., its Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

ARES STRATEGIC INVESTMENT PARTNERS LTD.

By: Ares Investment Management LLC, as Investment Manager

By:	/s/ GD
Name: GD
Title: Authorized Signatory

Signature Page to Stock Purchase Agreement

BRIGADE ENERGY OPPORTUNITIES FUND LP

by Brigade Capital Management, LP as Investment Advisor

By:	/s/ Patrick Criscillo
Name: Patrick Criscillo
Title: CFO of Investment Manager

Signature Page to Stock Purchase Agreement

BRIGADE ENERGY OPPORTUNITIES FUND II LP

by Brigade Capital Management, LP as Investment Advisor

By:	/s/ Patrick Criscillo
Name: Patrick Criscillo
Title: CFO of Investment Manager

Signature Page to Stock Purchase Agreement

BRIGADE LEVERAGED CAPITAL STRUCTURES FUND LTD

by Brigade Capital Management, LP as Investment Advisor

By:	/s/ Patrick Criscillo
Name: Patrick Criscillo
Title: CFO of Investment Manager

Signature Page to Stock Purchase Agreement

ALYESKA MASTER FUND, L.P.

By:	/s/ Jason Bragg
Name: Jason Bragg
Title: CFO/CCO

Signature Page to Stock Purchase Agreement

ALYESKA MASTER FUND 2, L.P.

By:	/s/ Jason Bragg
Name: Jason Bragg
Title: CFO/CCO

Signature Page to Stock Purchase Agreement

CVI INVESTMENTS, INC.
c/o Heights Capital Management Inc, its authorized agent

By:	/s/ Martin Kobinger
Name: Martin Kobinger
Title: Investment Manager

Signature Page to Stock Purchase Agreement

TORTOISE DIRECT OPPORTUNITIES FUND, LP

By: TORTOISE DIRECT OPPORTUNITIES GP LLC, its General Partner

By:	/s/ Connie Savage
Name: Connie Savage
Title: Director

Signature Page to Stock Purchase Agreement

LUMINUS ENERGY PARTNERS MASTER FUND, LTD.

By:	/s/ Jeffrey P. Wade
Name: Jeffrey P. Wade
Title: General Counsel

Signature Page to Stock Purchase Agreement

ENCOMPASS CAPITAL E&P MASTER FUND L.P.

By: Encompass Capital Advisors LLC, its Investment Manager

By:	/s/ Larry Kassman
Name: Larry Kassman
Title: Chief Financial Officer

Signature Page to Stock Purchase Agreement

ENCOMPASS CAPITAL MASTER FUND L.P.

By: Encompass Capital Advisors LLC, its Investment Manager

By:	/s/ Larry Kassman
Name: Larry Kassman
Title: Chief Financial Officer

Signature Page to Stock Purchase Agreement

HUDSON BAY MASTER FUND LTD

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory

Signature Page to Stock Purchase Agreement

AROSA OPPORTUNISTIC FUND LP

By: Arosa Capital Management Opportunistic GP II LLC

By:	/s/ Till Bechtolsheimer
Name: Till Bechtolsheimer
Title: Managing Member

Signature Page to Stock Purchase Agreement

HARTREE PARTNERS, LP

By: Hartree Partners GP, LLC, its General Partner

By:	/s/ J. Guy Merison
Name: J. Guy Merison
Title: Managing Director

Signature Page to Stock Purchase Agreement